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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Maui Land & Pineapple Company, Inc.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 29, 2004

To Our Stockholders:

        The 2004 Annual Meeting of Stockholders of Maui Land & Pineapple Company, Inc. will be held on Monday, May 3, 2004 at 8:30 a.m. in the Corporate Office courtyard, 120 Kane Street, Kahului, Hawaii. Stockholders are cordially invited to attend the meeting. At the meeting, we plan to consider these matters:

  •
  The election of three Class Two directors for a three-year term;

  •
  The election of one Class Three director for a one-year term; and

  •
  The approval of an auditor.

        We know of no other matters likely to be brought up at the meeting. Your participation is important to the orderly conduct of the Company's business. We urge you to sign and mail your proxy now. If you attend the meeting, you may withdraw your proxy and vote in person, if you wish.

                      Sincerely,

                      /s/  DAVID C. COLE

                      David C. Cole
                       Chairman, President & Chief Executive Officer

MAUI LAND & PINEAPPLE COMPANY, INC.
120 Kane Street, P. O. Box 187
Kahului, Maui, Hawaii 96733-6687

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 3, 2004

TO THE STOCKHOLDERS OF
    MAUI LAND & PINEAPPLE COMPANY, INC.:

        Notice is hereby given that the Annual Meeting of Stockholders of Maui Land & Pineapple Company, Inc. (the "Company") will be held on Monday, May 3, 2004 at 8:30 a.m. in the Corporate Office courtyard, 120 Kane Street, Kahului, Hawaii, for the following purposes:

  1.
  To elect four directors as follows for the terms specified or until their successors are elected and qualified:

  •
  three (3) Class Two Directors to serve for a three-year term; and

  •
  one (1) Class Three Director to serve for a one-year term.

  2.
  To elect the Auditor of the Company for fiscal year 2004 and thereafter until its successor is duly elected; and

  3.
  To transact such other business as may be properly brought before the meeting or any postponement or adjournment thereof.

        The close of business on March 10, 2004 is the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting or any postponements or adjournments thereof.

        IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED.

        Your attention is directed to the Proxy Statement enclosed.

                      BY ORDER OF THE BOARD OF DIRECTORS,

                      /s/  ADELE H. SUMIDA

                      ADELE H. SUMIDA
                       Secretary

Dated: March 29, 2004

MAUI LAND & PINEAPPLE COMPANY, INC.
120 Kane Street, P. O. Box 187
Kahului, Maui, Hawaii 96733-6687
March 25, 2004

PROXY STATEMENT

        This proxy is solicited on behalf of the Board of Directors of Maui Land & Pineapple Company, Inc. (the "Company").

        The person giving the proxy may revoke it at any time before it is voted by delivering to the Company's Secretary a written revocation or a signed proxy card bearing a later date, if the revocation or proxy card is actually received by the Secretary before it is used. Shares of the Company's common stock, no par value ("Common Stock"), represented by properly executed proxies received by the Company at or prior to the Annual Meeting and not subsequently revoked will be voted as directed in those proxies. If a proxy is signed and no directions are given, shares represented thereby will be voted in favor of electing the Board's nominees for director and in favor of the proposal to elect the Company's auditor. The proxy confers discretionary authority on the persons it names as to all other matters that may come before the meeting.

        This proxy statement is first being mailed to shareholders on or about March 29, 2004.

VOTING SECURITIES AND RIGHT TO VOTE

        Holders of record of shares of Common Stock of the Company at the close of business on March 10, 2004 will be entitled to vote at the Annual Meeting of Stockholders to be held on May 3, 2004 and at any and all postponements or adjournments.

        The voting securities entitled to vote at the meeting consist of shares of Common Stock of the Company with each share entitling its owner to one vote. Shareholders do not have cumulative voting. The number of outstanding shares at the close of business on March 10, 2004 was 7,295,800.

        If a majority of the Company's outstanding shares are represented at the meeting, either in person or by proxy, a quorum will exist for conducting business. Abstentions and broker non-votes will be treated as represented at the meeting for purposes of determining whether a quorum is present. Directors are elected by a plurality of votes cast, so nominees who receive the most votes will be elected. Abstentions and broker non-votes will not be taken into account in determining the election of directors. Election of the auditor will require an affirmative vote of a majority of shares present. Abstentions, but not broker non-votes, will be treated as present at the meeting for this purposes. Therefore, broker non-votes will not affect the outcome of the election of the auditor, but abstentions and withheld authority will have the same effect as negative votes.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

        The following table sets forth information as of March 8, 2004 with respect to all persons and "groups" (as defined in applicable securities laws) known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock, other than those listed under "—Security Ownership of Management." Unless otherwise indicated and subject to applicable community property and similar statutes, all persons listed below have sole voting and investment power over all shares of Common Stock beneficially owned. Share ownership has been computed in accordance with SEC rules and does not necessarily indicate beneficial ownership for any other purpose.

Name and Address	Number of Shares		Percent of Class
Stephen M. Case Revocable Trust Ka Po'e Hana LLC PMB 249, 1718 M Street, N.W. Washington, DC 20036	3,130,626	(1)(2)	42.9%
The J. Walter Cameron Family Group 3150 Hoomua Drive Kihei, Hawaii 96753	2,221,189	(2)(3)	30.4%
Po'ohala Investments L.P. 3694 Woodlawn Terrace Place Honolulu, Hawaii 96822	648,331	(3)	7.8%
Cameron Family Partnership c/o Hirose Kato & Martin 1728 Wili Pa Loop, Suite 200 Wailuku, Hawaii 96793	399,104	(3)	5.5%

(1)
Ka Po'e Hana LLC has power of attorney over the 3,130,626 shares of Company stock that are owned by the Stephen M. Case Revocable Trust. The power of attorney authorizes Ka Po'e Hana LLC to vote the stock and to sell or otherwise make investment decisions with respect to the stock. Therefore, Ka Po'e Hana LLC may be deemed to beneficially own the shares owned of record and beneficially by the Stephen M. Case Revocable Trust.

(2)
Richard H. Cameron, Claire C. Sanford, Jared B. H. Sanford, Douglas B. Cameron and the Allan G. Sanford Trust (collectively referred to as the "Cameron Family Stockholders") and Stephen M. Case are the parties to a right of first refusal agreement, dated June 25, 1999 (the "RFR Agreement"). Under the RFR Agreement, the Cameron Family Stockholders and the Stephen M. Case Revocable Trust each grant to the other a right of first refusal regarding the shares of the Company's Common Stock that they each hold from time to time, up to the total number of shares held by the other at any such time. According to the Company's record, as of March 8, 2004 this mutual right of first refusal applies to 908,861 shares owned by each party to the RFR Agreement. Certain transfers for estate planning purposes or to family members or pledges for certain loans are exempt from the terms of the RFR Agreement. The RFR Agreement provides that before selling any shares to a third party, the person must offer to sell them to the other party to the RFR Agreement.

(3)
The J. Walter Cameron Family holdings include 648,331 shares owned by Po'ohala Investments L.P., with respect to which Mary C. Sanford has sole voting and investment power; 163,861 shares owned by Claire C. Sanford; 173,240 shares owned by Jared B. H. Sanford; 118,244 shares owned by Richard H. Cameron, his spouse and minor children (including 5,456 shares allocated to his account in the Maui Land & Pineapple Company, Inc. Employee Stock Ownership Plan "ESOP"); 310,055 shares owned by Douglas B. Cameron; 156,116 shares owned by the Allan G. Sanford Trust, of which Mary C. Sanford is the trustee; 399,104 shares owned by the Cameron Family Partnership, whose general partners are Mary C. Sanford, Richard H. Cameron, Claire C. Sanford and Frances E. C. Ort; 201,790 shares owned by the J. Walter Cameron Trust, FBO the Sanford Family, of which Mary C. Sanford, Claire C. Sanford and Bank of Hawaii are co-trustees; and 50,448 shares owned by the J. Walter Cameron Trust, FBO Richard H. Cameron, of which Richard H. Cameron and Bank of Hawaii are co-trustees. Voting and investment decisions with respect to shares held by the Cameron Family Partnership generally require approval of a majority of the general partners. However, all of the partnership's general partners must approve dispositions of the Company's shares. Mrs. Ort has disclaimed sole or shared voting power and sole investment power with respect to the shares held by the Cameron Family Partnership.

Security Ownership of Management

        The following table sets forth information as of March 8, 2004 with respect to the Company's voting Common Stock beneficially owned by directors, nominees, the Company's Chief Executive Officer and two other individuals who served as Chief Executive Officer or Acting Chief Executive Officer in 2003, and four other most highly compensated officers ("Named Executive Officers") and by all directors, nominees and executive officers of the Company. Unless otherwise indicated and subject to applicable community property and similar statutes, all persons listed below have sole voting and investment power over all shares of Common Stock beneficially owned. Share ownership has been computed in accordance with SEC rules and does not necessarily indicate beneficial ownership for any other purpose.

	Number of Shares Beneficially Owned		Percent of Class
John H. Agee	3,130,626	(1)	42.9%
Claire C. Sanford	764,755	(2)	10.5%
Richard H. Cameron	567,796	(3)	7.8%
David C. Cole	100,000	(4)	1.4%
Paul J. Meyer	8,328	(5)	*
Randolph G. Moore	4,000		*
Warren A. Suzuki	1,845	(5)	*
Robert M. McNatt	160	(5)	*
David A. Heenan	—		—
Fred E. Trotter III	—		—
Gary L. Gifford(6)	—		—
Douglas R. Schenk(6)	—		—
Donald A. Young(6)	—		—
All directors, nominees and Named Executive Officers as a group(14)	4,078,425		55.9%

*
less than 1%

(1)
John H. Agee, as President and Chief Executive Officer of Ka Po'e Hana LLC, may be deemed to beneficially own 3,130,626 shares, which are owned of record by the Stephen M. Case Revocable Trust (see Note (1) under "—Security Ownership of Certain Beneficial Owners"). Mr. Agee disclaims beneficial ownership of the 3,130,626 shares of Company stock. Mr. Agee is a Class Three Director.

(2)
Claire C. Sanford owns of record 163,861 shares and may be deemed to own beneficially 764,755 shares. Included are 399,104 shares owned by the Cameron Family Partnership, which also may be deemed to be owned beneficially by Richard H. Cameron (see Note (3) below); and 201,790 shares owned by the J. Walter Cameron Trust, FBO the Sanford Family (see Note (3) under "—Security Ownership of Certain Beneficial Owners"). Ms. Sanford has sole voting and investment power with respect to 163,861 shares, and shared voting and investment power with respect to 600,894 shares. Ms. Sanford is a Class Two Director. Ms. Sanford's term as a Director extends until the 2004 Annual Meeting of Shareholders and she is not standing for re-election.

(3)
Richard H. Cameron owns of record 67,828 shares and may be deemed to own beneficially 567,796 shares. Included are 5,456 shares allocated to him as a participant in the Company's ESOP; 44,960 shares owned by his spouse and minor children; 399,104 shares owned by the Cameron Family Partnership, which also may be deemed to be owned by Claire C. Sanford (see Note (2) above); and 50,448 shares owned by the J. Walter Cameron Trust, FBO Richard H. Cameron (see Note (3) under "—Security Ownership of Certain Beneficial Owners"). Mr. Cameron has sole voting and investment power with respect to 72,628 shares, and shared voting and investment power with respect to 495,168 shares. Mr. Cameron is a Class Three Director.

(4)
David C. Cole was appointed as President and Chief Executive Officer of the Company as of October 2003. He became a Director of the Company in December 2003 and Chairman of the Board as of March 2004. Pursuant to his employment agreement with the Company, Mr. Cole was issued 100,000 shares of restricted Common Stock (see "Executive Compensation—Employment Agreement for David C. Cole"). Mr. Cole has voting and regular dividend rights with respect to the 100,000 shares of restricted stock.

(5)
Represents shares allocated to these Named Executive Officers as participants in the Company's ESOP.

(6)
Gary L. Gifford was President & Chief Executive Officer of the Company; he retired in May 2003. Douglas R. Schenk was an Executive Vice President of the Company; he resigned as of December 31, 2003. Donald A. Young was an Executive Vice President and Acting President & Chief Executive Officer (May 2003 to October 2003) of the Company; he retired as of December 31, 2003.

BOARD OF DIRECTORS

        The Bylaws of the Company provide for three classes of directors consisting of three members in each class with each class holding office for three years. The first class consists of the three Class One Directors whose term of office expires in 2006. The second class consists of the three Class Two Directors whose term of office expires in 2004. The third class consists of the three Class Three Directors whose term of office expires in 2005.

        Under the Company's Bylaws, no person is eligible to be elected as a director who has attained his or her 70th birthday at the time of election, but the directors may create exceptions to this requirement by resolution. At the Company's March 3, 2003 Board of Directors meeting, the Company's Board of Directors passed a resolution to waive the age restriction with regard to Fred E. Trotter III for the three-year term that began in 2003.

        The Board of Directors has determined that directors Agee, Cameron, Heenan, Moore, Trotter, and Nominees Gottlieb, Lucien and MacNaughton are independent within the meaning of the listing standards of the American Stock Exchange.

        The following section indicates the principal occupation or employment of each director and nominee for directorship, his positions with the Company and other information, and the year first elected as a director.

Class One Director—Term expires in 2006:
David C. Cole (age 51)
President and Chief Executive Officer of Maui Land & Pineapple Company, Inc. since October 2003 and Chairman of the Board since March 2004. Manager of Sunnyside Farms, LLC, in Washington, Virginia since 1997. Mr. Cole has been Chairman of Twin Farms Collection, LLC & Subsidiaries, a Mobil Five-Star resort located in Barnard, Vermont, since 2001. Mr. Cole has served in a variety of executive positions, including Chairman, President and CEO of Ashton-Tate, and Chairman, President and CEO of NaviSoft, Inc., a pioneer in online publishing software that was acquired by America Online, Inc. in 1994. From 1994 to 1997, he served as an officer of AOL, initially as President of AOL's Internet Services Company and later as President of AOL's New Enterprises Group. Pursuant to the terms of his employment agreement with the Company, Mr. Cole was appointed as a Class One Director to fill the vacancy that was created by the increase in board size at a special meeting of stockholders held in December 2003 and appointed Chairman of the Board in March 2004.
Randolph G. Moore (age 65)
Teacher with the State of Hawaii, Department of Education, 2001 to present. He was Chief Executive Officer of Kaneohe Ranch, a manager of family trusts in Kailua, Hawaii and Executive Vice President of the H.K.L. Castle Foundation, a charitable family foundation in Kailua, Hawaii from 1989 to 2001. Mr. Moore has extensive experience in property management and development in Hawaii. Mr. Moore was President of Molokai Ranch Ltd., a real estate management and development company in Maunaloa, Hawaii from 1986 to 1989. Mr. Moore serves on the boards of the Harold K. L. Castle Foundation, and the privately held companies, Hawaii Stevedores, Inc., Koga Engineering & Construction, Inc., Haleakala Ranch Company and Grove Farm Company, Inc. Mr. Moore serves on the boards of a number of community organizations. He has been a director of the Company since 1994.

Fred E. Trotter III (age 73)
President of F. E. Trotter Inc., a business consulting firm in Honolulu, Hawaii, 1991 to present. He was a Trustee of The Estate of James Campbell, a private trust, in Honolulu, Hawaii, from 1970 to 1991. Mr. Trotter is a Director of Longs Drug Stores Corp. and the privately held companies, Haleakala Ranch Company and Waterhouse Inc. He is a member of the Executive Committee of JAIC-Shinrai Venture Capital, Investment, Ltd., a Japanese limited partnership. Mr. Trotter serves on the boards of the Kahuku Community Hospital, The Aloha Council Boy Scouts of America and various other community organizations. Mr. Trotter has extensive experience in agribusiness and property management in Hawaii. He has been a director of the Company since 1992. On April 28, 2003, Fred E. Trotter III filed a petition under Chapter 7 of the Bankruptcy Code with the United States Bankruptcy Court, District of Hawaii. On August 12, 2003, Mr. Trotter was granted a discharge under section 727 of title 11, United States Code.
Class Two Directors—Nominees to be elected in 2004:
Thomas M. Gottlieb (age 51)
Chairman and Founder of Mandara Spa, the world's leading operator of luxury resort spas, 2002 to present. Mr. Gottlieb was the Chief Executive Officer and President of Mandara Spa, 1996 to 2002. He has been co-managing Member and co-founder of Palm Cove Capital, a financial services and investment company in Honolulu, Hawaii, since 2001. Mr. Gottlieb has extensive experience in real estate development, the hospitality industry, banking and venture capital. He founded The Odyssey Club, a luxury multi-site Private Residence Club and Sierra Pacific Investments, a private equity investment company that acquired and operated hotels, spas and office buildings in Northern California. Mr. Gottlieb serves as a trustee of The Nature Conservancy in Hawaii and on the board of various community organizations.
David A. Heenan (age 64)
Trustee of The Estate of James Campbell, a private trust in Honolulu, Hawaii, 1995 to present. He was Chairman, President and Chief Executive Officer of Theo. H. Davies & Co., Ltd., the North American holding company for the Hong Kong-based Jardine Matheson, from 1982 to 1995. Mr. Heenan is a Director of Aloha Airlines (privately held) and Bank of Hawaii Corporation. He was Chairman of the Board of Maui Land & Pineapple Company, Inc. from May 2003 to March 2004. Mr. Heenan has been a director of the Company since 1999.

Kent T. Lucien (age 50)
Chief Executive Officer of Operations for C. Brewer & Co., Ltd. & Subsidiaries, a privately held company headquartered in Honolulu, Hawaii, with operations in agriculture, real estate, stevedoring and power production, 2001 to present. Mr. Lucien was Executive Vice President and Chief Financial Officer of C. Brewer and Co., Ltd. from 1991 to 2001. From 1991 to 2001, he also was President and a Director of ML Macadamia Partners, a NYSE master limited partnership, which farmed over 7,000 acres of macadamia orchards and a Director of C. Brewer Homes, Inc., a NASDAQ—traded home building company (since sold to a private party). Mr. Lucien serves on the boards of the privately held companies C. Brewer & Co. Ltd., Wailuku Agribusiness and Olokele Sugar Company.
Class Three Director—Nominee to be elected in 2004:
Duncan MacNaughton (age 60)
Chairman of The MacNaughton Group/Poseiden Properties, Inc., a group of companies that includes real estate development, consulting and leasing, 1985 to present. Mr. MacNaughton has extensive experience in real estate development as principal developer and/or owner of properties including Ainamalu residential subdivision, Kaanapali Royal resort condominiums, Costco Center at Bougainville Industrial Park, Pali Momi Medical Center, Waikele Center and Maui Marketplace, and the exclusive developer for Kmart Corporation's stores in Hawaii. Mr. MacNaughton serves on the boards of several privately held companies and various community organizations.
Class Three Directors—Term expires in 2005:
Richard H. Cameron (age 49)
Assistant Manager of Waldenbooks, a retail store in Kihei, Hawaii, 2002 to present. Mr. Cameron was Chairman of the Board of Maui Land & Pineapple Company, Inc. from March 1999 to May 2003. He has been a private investor in Kihei, Hawaii since 1999. He was the Publisher of Maui Publishing Company, Ltd., a newspaper publishing company in Wailuku, Hawaii, from 1995 to 2000. Mr. Cameron was Vice President/Property Management of Maui Land & Pineapple Company, Inc. from 1990 to 1995. Mr. Cameron serves on the board of Haleakala Ranch Company, a privately held company. He has been a director of the Company since 1984. Mary C. Sanford, a Director Emeritus, is the aunt of Mr. Cameron and Director Claire C. Sanford is a cousin of Mr. Cameron.
John H. Agee (age 55)
President and Chief Executive Officer of Ka Po'e Hana LLC, a private family investment entity, 2000 to present. He is also Executive Vice President of The Case Foundation, a private foundation in Washington D.C. Mr. Agee was President of Adler Management LLC from 1986 to 2000. Mr. Agee serves on the board of Grove Farm Company, Inc. (privately held). Mr. Agee serves on the boards of various community and non-profit organizations. He has been a director of the Company since 2001.

Certain Relationships and Related Transactions

        See information regarding Haleakala Ranch Company under "Executive Compensation—Compensation Committee Interlocks and Insider Participation."

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act requires the Company's officers and directors and beneficial owners of more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of such reports. To the Company's knowledge, except as noted below, based solely upon a review of such reports and amendments thereto received by the Company during or with respect to its most recent fiscal year and upon written representations regarding all reportable transactions, the Company did not identify any such required report that was not timely filed. David C. Cole filed one report late arising from his initial appointment as an officer in 2003 and one report late arising from his two initial equity compensation grants in 2003. Douglas B. Cameron filed two reports late arising from his sale of Company shares in 2003 in 40 separate transactions.

Directors' Meetings and Committees

        The Board of Directors held twelve meetings in 2003. The Audit Committee held five meetings and the Compensation Committee held one meeting in 2003. The Nominating Committee was formed in December 2003, but did not hold any meetings in 2003. In 2003, all directors attended at least 75% of the aggregate meetings of the Board and committees on which they serve.

        The Audit Committee's duties and responsibilities are set forth in a written charter, which is attached hereto as Appendix A, and summarized in "—Audit Committee Report" below. Members of the Audit Committee are Randolph G. Moore (Chairman), David A. Heenan and Fred E. Trotter III. All of the Audit Committee members are independent from the Company and its management, as defined by the listing standards of the American Stock Exchange.

        The Compensation Committee reviews and approves the compensation plans, salary recommendations and other matters relating to compensation of senior management and directors. The members of the Compensation Committee are Fred E. Trotter III (Chairman), Randolph G. Moore (Vice Chairman), Richard H. Cameron and Claire C. Sanford.

        The Nominating Committee identifies and recommends candidates to fill vacancies on the Board of Directors. The Committee has adopted a written charter, which is attached hereto as Appendix B. The members of the Nominating Committee are David A. Heenan (Chairman), John H. Agee and Randolph G. Moore. All of the Nominating Committee members are independent as defined by the American Stock Exchange listing standards. The Nominating Committee's policy is that it will consider any director candidate recommended by shareholders on the same basis as candidates identified by the Nominating Committee. Names and resumes of prospective directors should be addressed to Nominating Committee of ML&P, c/o Corporate Secretary, 120 Kane Street, P.O. Box 187, Kahului, Hawaii 96733-6687.

        The criteria that will be applied in evaluating any candidate considered by the Nominating Committee, including those recommended by shareholders, include whether or not he or she:

  •
  is familiar with the Maui and Hawaii communities;

  •
  possesses personal and professional integrity, sound judgment and forthrightness;

  •
  has sufficient time and energy to devote to the Company's affairs;

  •
  is willing to challenge and stimulate management and is able to work as part of a team in an environment of trust;

  •
  has an open-minded approach to, and the resolve to independently analyze, matters presented for consideration;

  •
  will add specific value by virtue of particular technical expertise, experience or skill relevant to the Company's business; and

  •
  understands business and financial affairs and the complexities of a business organization. While a career in business is not essential, a nominee should have a proven record of competence and accomplishment through leadership in industry, non-profit organizations, the professions or government.

In addition, both the listing standards of the American Stock Exchange and the Company's bylaws require that a majority of the Board be independent within the meaning of those listing standards.

        The Nominating Committee identifies nominees for positions on the Company's Board of Directors by requesting names of potential candidates from the other Board members and from the Company's executive officers. The Committee did not retain a third party search firm to identify the nominees to be voted upon at the 2004 Annual Meeting, but by its charter, it is authorized to do so. The Committee reviews resumes of the interested candidates and selects those that pass this initial screening for personal interviews. Each Nominating Committee member completes a ranking form that ranks all candidates interviewed and the directors standing for re-election. Based on the scores received by each individual, the nominees are selected for recommendation to the Board of Directors.

        Kent T. Lucien, nominee for Class Two Director, was recommended by two non-management directors; Thomas M. Gottlieb, nominee for Class Two Director, was recommended by the Company's Chief Executive Officer and by a non-management director; and Duncan MacNaughton, nominee for Class Three Director, was recommended by the Company's Chief Executive Officer and by three non-management directors.

        In 2003, directors received attendance fees of $650 for each Board meeting attended. Directors received an annual retainer fee of $14,500 and an additional annual fee of $2,500 if also serving as Chairman of a Board committee. The Chairman of the Board received an annual retainer fee of $29,000. Directors received attendance fees of $325 for each committee or subcommittee meeting. Directors Emeritus were entitled to expense reimbursements and attendance fees, but did not receive annual retainers.

        Board members are encouraged, but not required to attend the Company's Annual Meeting of Shareholders. The Company's 2003 Annual Meeting of Shareholders was attended by all members of the Board of Directors.

Communications with the Board of Directors

        Shareholders wishing to submit written communications to the Board should address their communications to Board of Directors of ML&P or to the specified individual director, c/o Corporate Secretary, 120 Kane Street, P.O. Box 187, Kahului, Hawaii 96733-6687. All such correspondence will be forwarded to the specified director or in the absence of such specification, to the Chairman of the Board.

Audit Committee Report

        The Audit Committee of the Board of Directors is responsible for monitoring the integrity of the Company's consolidated financial statements, its system of internal accounting controls and the performance of its internal auditors. The Committee appoints, compensates and retains the independent auditors and monitors their independence and performance. In 2003, the Committee established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for confidential or anonymous complaints by employees. The Committee is composed of three members and operates under a written charter adopted and approved by the Board of Directors. The Board has determined that each

Committee member is independent from the Company and its management, as defined by the American Stock Exchange Listing Standards.

        Management is responsible for the preparation and correctness of financial statements and the financial reporting process, including the system of internal controls, and has represented to the Audit Committee that such financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America and have delivered an unqualified opinion to that effect.

        The Committee reviewed and discussed with management and the independent auditors the Company's quarterly and annual audited financial statements, and Forms 10-Q for 2003, and Form 10-K for the year ended December 31, 2003, prior to their filing. The Committee reviewed the Company's written press releases of earnings prior to issuance. The Committee discussed with the Company's internal auditors the overall scope and plans for their audits and the results of such audits. The Committee met with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations. In 2003, the Committee reviewed with management the applicable provisions in the Sarbanes-Oxley Act of 2002 and monitored the Company's progress in complying with the various provisions of the Act.

        The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards (SAS) No. 61, "Communications with Audit Committees," as amended by SAS Nos. 89 and 90. In addition, the Committee discussed with the independent auditors the auditors' independence from the Company and its management, including matters in the written disclosures and letter that were received by the Committee from the independent auditors as required by Independence Standard Board No. 1, "Independence Discussions with Audit Committees," as amended.

        Based on reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company's audited financial statements be included in the Form 10-K for the year ended December 31, 2003.

Audit Committee:

    Randolph G. Moore (Chairman)
    David A. Heenan
    Fred E. Trotter III

EXECUTIVE COMPENSATION

Summary of Cash and Other Compensation

        The following table summarizes the cash and non-cash compensation paid by the Company for services rendered during each of the last three fiscal years by the Company's Named Executive Officers.

SUMMARY COMPENSATION TABLE

Long-Term Compensaton Awards(8)
	Annual Compensation				# of Securities Underlying Options
Name and Principal Position						All Other Compensation(9)
	Year	Salary	Bonus
David C. Cole(1) President & Chief Executive Officer	2003	$93,750	$—		200,000	$—
Gary L. Gifford(2) President & Chief Executive Officer	2003 2002 2001	177,083 422,295 399,411	— — —		— — —	1,130,431 3,066
Paul J. Meyer(3) Executive Vice President/Finance	2003 2002 2001	266,000 264,750 252,567	— — —		— — —	2,765 2,431 1,601
Douglas R. Schenk(4) Executive Vice President/Pineapple	2003 2002 2001	250,300 248,683 235,057	— — —		— — —	572,521 1,445 1,291
Donald A. Young(5) Executive Vice President/Resort & Commercial Property	2003 2002 2001	238,200 236,667 223,517	25,000 — 4,032	(7)	— — —	571,579 2,431 1,550
Robert M. McNatt(6) Vice President/Land & Development	2003 2002 2001	167,200 166,000 160,906	— — 3,629	(7)	— — —	1,037 986 428
Warren Suzuki Senior Vice President/Community Relations & Corporate Communications	2003 2002 2001	139,200 138,417 133,750	— — —		— — —	673 638 499

(1)
Mr. Cole was employed by the Company effective October 15, 2003. In connection with his employment agreement, Mr. Cole was granted non-qualified stock options for 200,000 shares of Common Stock and was issued 100,000 shares of restricted Common Stock. See "—Employment Agreement for David C. Cole."

(2)
Mr. Gifford retired from the Company effective May 27, 2003. "All Other Compensation" substantially represents amounts paid or accrued by the Company in 2003 with respect to Mr. Gifford's separation from employment.

(3)
Mr. Meyer announced in March 2004 that he would retire from the Company effective as of June 30, 2004.

(4)
Mr. Schenk resigned from the Company effective December 31, 2003. "All Other Compensation" substantially represents amounts paid or accrued by the Company in 2003 with respect to Mr. Schenk's separation from employment.

(5)
Mr. Young retired from the Company effective December 31, 2003. He served as Acting President and CEO from May 2003 to October 2003 and was given a special bonus of $25,000 in recognition of his service during this period. "All Other Compensation" substantially represents amounts paid or accrued by the Company in 2003 with respect to Mr. Young's separation from employment.

(6)
Includes amounts earned prior to May 2001 as Vice President/Development of Kapalua Land Company, Ltd.

(7)
Represents annual incentive awards earned for the year.

(8)
There were no long-term compensation payouts in 2003, 2002 or 2001. The Company had a Long-Term Incentive Plan that provided for cash payouts based on the attainment by the Company of certain financial performance goals. The performance goals were not met for the three-year performance cycle that ended in 2003, and the plan was terminated in March 2004.

(9)
Except for the 2003 amounts shown for Messrs. Gifford, Schenk and Young, "All Other Compensation" amounts represent the value of life insurance benefits in accordance with Internal Revenue Service Table PS-58.

OPTIONS GRANTED IN LAST FISCAL YEAR

Name	Number Of Securities underlying Options Granted (#)		Percent Of Total Options Granted To Employees in Fiscal Year	Exercise Of Base Price ($/Sh)	Expiration Date	Grant Date Present Value ($)(2)
David C. Cole	200,000	(1)	100%	$19.70	10/15/06	$2,050,000

(1)
See "—Employment Agreement for David C. Cole" for key terms of the option grant.

(2)
The present value of the grant at the grant date was determined using a Black-Scholes option pricing model.

LONG-TERM INCENTIVE PLAN—AWARDS IN LAST FISCAL YEAR

Estimated Future Payouts Under Non-Stock Price-Based Plans
Performance or Other Period Until Maturation or Payout
Name	Number Of Shares		Threshhold (#)	Target (#)	Maximum (#)
David C. Cole(1)	25,000 25,000 25,000 25,000	2004 2005 - 2007 2005 - 2007 2005 - 2007	-0- -0- -0- -0-	n/a n/a n/a n/a	25,000 25,000 25,000 25,000

(1)
In 2003, David C. Cole was issued 100,000 shares of restricted Common Stock. Vesting is subject to performance-based conditions in addition to the lapse of time. See "—Employment Agreement for David C. Cole" for key terms of the restricted stock grant.

Pension Plan

        The following table shows the estimated annual retirement benefit to employees in specified compensation and years of service classifications under the Maui Land & Pineapple Company, Inc. Pension Plan for Non-Bargaining Unit Employees and the Company's Supplemental Executive Retirement Plan ("SERP"):

ESTIMATED ANNUAL BENEFIT FROM QUALIFIED DEFINED BENEFIT PLAN
AND SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

	Years of Service at Age 65
Final 5-Year Average Annual Salary
	15	20	25	30	35
$100,000	$19,029	$25,372	$31,715	$38,057	$42,286
125,000	24,654	32,872	41,090	49,307	54,786
150,000	30,279	40,372	50,465	60,557	67,286
175,000	35,904	47,872	59,840	71,807	79,786
200,000	41,529	55,372	69,215	83,057	92,286
225,000	47,154	62,872	78,590	94,307	104,786
250,000	52,779	70,372	87,965	105,557	117,286
275,000	58,404	77,872	97,340	116,807	129,786
300,000	64,029	85,372	106,715	128,057	142,286
325,000	69,654	92,872	116,090	139,307	154,786
350,000	75,279	100,372	125,465	150,557	167,286
375,000	80,904	107,872	134,840	161,807	179,786
400,000	86,529	115,372	144,215	173,057	192,286
425,000	92,154	122,872	153,590	184,307	204,786
450,000	97,779	130,372	162,965	195,557	217,286
475,000	103,404	137,872	172,340	206,807	229,786
500,000	109,029	145,372	181,715	218,057	242,286

        Compensation covered by the qualified pension plan and the SERP is generally base salary. Retirement benefits are computed based on each participant's years of service, year of birth, earnings and retirement date and are not subject to any deduction for social security or other offset amounts. Normal retirement age for participants is 65 with provisions for retirement as early as 55 and after age 65. Benefits are payable as a qualified joint and survivor annuity with options for benefits in other annuity forms. Vesting is 100% after five years of service. When the benefits of an employee under the pension plan are reduced because of (1) the maximum annual benefit limitation ($160,000 in 2003) or (2) the maximum compensation limitation ($200,000 in 2003) the SERP provides an Excess Benefit to make up the difference.

        At December 31, 2003, the following Named Executive Officers were credited with approximately the following years of service for pension computation purposes: Mr. Cole -0-; Mr. Meyer—18.8; Mr. McNatt—7.0; Mr. Schenk—26.3; Mr. Young—24.5; Mr. Suzuki—14.1.

Executive Severance Plan

        An Executive Severance Plan covers those executive officers of the Company who have received written notification of their participation in the plan. Payments under the Executive Severance Plan will be made to an executive officer who is terminated from employment as a result of a restructured or downsized operation; discontinuance of certain business activities; or elimination of a position with no comparable position within the Company being offered to the executive. The amount of the severance payment is twelve months of base salary for vice presidents and one month's base salary for each year of service with a minimum of twelve months and a maximum of eighteen months for the chief executive officer and executive vice presidents. This payment will be made on the regular payroll schedule for the number of months that the executive is eligible to receive payment. If an incentive plan is in effect, the executive also will receive a pro-rated annual incentive plan payment earned during the year in which separation from employment occurred in accordance with the terms of such plan. During the period that the executive is eligible to receive severance payments, the Company will provide health care benefits with the same coverage and same employer contributions as the executive was receiving before termination of employment.

Employment Agreement for David C. Cole

        Mr. Cole has an Employment Agreement with the Company (the "Employment Agreement") to serve as President and Chief Executive Officer, effective October 15, 2003, continuing for an indefinite term at the pleasure of the Board of Directors. Pursuant to the Employment Agreement, Mr. Cole was appointed as a Director upon the approval by the shareholders in December 2003 of the expansion of the size of the Board; and he was appointed as the Chairman of the Board in March 2004.

        Mr. Cole receives a base salary of $450,000 per year, with his performance to be reviewed annually by the Board to determine if an increase is warranted. He is eligible to participate in the Company's employee and executive benefit plans and programs, other than the Annual Incentive and Executive Severance Plans. These plans do not presently offer stock compensation. There was no annual incentive plan in place for 2003. In lieu of participation in those plans, Mr. Cole was issued 100,000 shares of restricted stock and 200,000 nonqualified stock options. In that regard, Mr. Cole also has entered into a Restricted Share Agreement (the "Restricted Share Agreement") and a Stock Option Agreement (the "Option Agreement") with the Company, which are further described below. Mr. Cole is entitled to reimbursement for reasonable expenses incurred in the performance of his duties, reasonable relocation expenses, and up to $10,000 for legal fees for his counsel's review of the Employment Agreement.

        Mr. Cole's employment will continue at the pleasure of the Board until terminated with or without cause by the Board or by his death, disability, voluntary resignation or resignation for good reason. If Mr. Cole's employment is terminated due to his death or disability, he (or his estate) will be entitled to his salary earned through the termination date, the right to exercise vested options for a year following termination, any vested restricted shares (including, if he dies or is disabled after June 30 of 2005, 2006 or 2007, a pro rata amount based on the portion of the period he served), and any other vested employment benefits. If Mr. Cole's employment is terminated for "cause," he will be entitled only to salary earned through the date of termination, any vested restricted shares, and any other vested employee benefits. If Mr. Cole's employment is terminated without "cause" or he resigns for "good reason," he will be entitled to a severance payment of $450,000, in addition to any salary earned through the date of termination or resignation, the immediate vesting of all unvested restricted shares and stock options, and the right to exercise vested options for six months following termination, in addition to all other amounts earned or accrued but not paid and any vested employee benefits.

        "Cause" includes: a breach of the Employment Agreement by Mr. Cole that is not cured after 15 days notice; a failure or refusal to carry out the Board's policies; a material and intentional or grossly negligent breach of the duty of care or a willful or grossly negligent breach of the duty of loyalty resulting in a material injury to the Company or its shareholders; a conviction or plea of guilty or no contest to any crime for which imprisonment is a possibility or which results in a fine or penalty by the Company; or any knowing violation of a law or regulation that results in a fine or penalty to the Company exceeding $50,000 or a judgment of $1,000,000 or more.

        A resignation for "good reason" includes a resignation within 180 days after: a material breach of the Employment Agreement by the Company; material interference by the Company with Mr. Cole's access to the Board; a decrease in title or compensation or a material decrease in authority; or a "Change in Control." For these purposes, a "Change in Control" includes:

  •
  if any person or group (other than an existing stockholder or group of stockholders or their affiliates) beneficially owns more than 30% of the total voting power of the Company's stock on a fully diluted basis, and such beneficial ownership represents a greater percentage of the total voting power of the Company's stock, on a fully diluted basis, than is held by any existing stockholder or group, together with their respective affiliates;

  •
  if a majority of the Board comes to consist of those who are not members on the date of the Employment Agreement, or were not nominated or elected by two-thirds of such directors;

  •
  a merger or consolidation of the Company after which one or more of the current shareholders retains less than 60% of the voting shares of the surviving entity;

  •
  the sale or transfer, not recommended by Mr. Cole of 50% or more of the Company's assets; or

  •
  the Company's approval and implementation of a plan of liquidation or dissolution or the filing of a bankruptcy petition.

        Mr. Cole will be entitled to indemnity pursuant to the applicable law and the Company's current Bylaws and resolutions in effect as to the most favorably indemnified officer or director, or if more favorable, the terms of such Bylaws or resolutions as may later become effective. Mr. Cole will comply with the Company's existing policies on conflicts of interest and business ethics, and will have standard confidentiality and invention assignment obligations. For a one-year period after Mr. Cole's employment is terminated, he agrees not to solicit or encourage Company employees or contractors to leave the Company (without Board approval), or to solicit or encourage current or prospective customers to cease or reduce their business with the Company.

        Under the Restricted Share Agreement, Mr. Cole's 100,000 shares of restricted stock will vest at the rate of up to 25,000 shares per fiscal year from 2004 through 2007, subject to the achievement of certain agreed performance measures. For 2004, up to 25,000 shares will vest, based on the Compensation Committee's assessment of the achievement of the following objectives:

  •
  return of the agricultural group to break-even by the end of 2004;

  •
  adoption of a strategic plan describing the Company's chosen markets and methods;

  •
  configuring and aligning an executive team with the skills and incentives to implement the strategic plan; and

  •
  enriching and extending the Company's reputation as a good corporate citizen on Maui and throughout Hawaii.

        An additional 25,000-share block will be subject to vesting for each fiscal year 2005 through 2007. The number of shares vested will be determined based on the Company's achievement of a minimum return on equity (i.e., net income after tax, exclusive of extraordinary items such as discontinued operations, asset sales outside the ordinary course of business, and major impairment losses, divided by beginning stockholders' equity, all in accordance with generally accepted accounting principles, unless otherwise agreed), of 10%, with maximum vesting at 20%. The number of shares vested would be calculated on a straight-line basis between the minimum and the maximum. In addition, if any shares do not vest in any year under this calculation, then they would be available for additional vesting based on the Company's average return on equity beginning in 2005. For example, assume that for fiscal year 2005 the Company's return on equity is 15%. Therefore, 50% of the 25,000 share block for 2005, or 12,500 shares, would vest. However, assume that for fiscal years 2005 and 2006 the average return on equity was 16%. An additional 10% of the 25,000 share block for 2005, or 2,500 shares, would vest, in addition to whatever shares vested for fiscal year 2006. Any nonvested restricted shares generally will be forfeited if Mr. Cole's employment is terminated or if not vested in accordance with this schedule, except that any nonvested shares will vest immediately if Mr. Cole is terminated without cause, or if he resigns with good reason. However, if Mr. Cole dies or is disabled after June 30 of 2005, 2006 or 2007, the number of shares that vest according to the above calculations will be prorated based on the portion of the period served.

        Under the Option Agreement, the grant of Mr. Cole's stock options was effective as of his start date of October 15, 2003. The exercise price for the options is $19.70 per share, the fair market value of the Company's Common Stock on August 11, 2003. The term of the options expires ten years from the date of grant. One-third of the options will vest and become exercisable one year from the date of grant, with the remaining two-thirds vesting in eight equal quarterly installments between the first and third anniversaries of the grant date. Any nonvested options generally will vest immediately if Mr. Cole is terminated without cause, or if he resigns with good reason.

Change-In-Control Agreement for Warren A. Suzuki

        Warren A. Suzuki, Senior Vice President of the Company, is covered by a Change-in-Control Agreement dated March 1999 (the "Severance Agreement"). Any payments under the Severance Agreement would be in lieu of any payments under the Executive Severance Plan. The Severance Agreement provides that a "change-in-control" means one or more of the following occurrences with respect to the Company or a Subsidiary:

  •
  any person or group who is not on the date of the Severance Agreements a beneficial owner of 25% or more of the voting shares of the Company or a Subsidiary becomes the beneficial owner of 25% or more of the total number of voting shares of that entity;

  •
  any person or group who is not on the date of the Severance Agreements the beneficial owner of 50% or more of the shares of the Company or a Subsidiary becomes the beneficial owner of 50% or more of the total number of voting shares of that entity;

  •
  the persons who were directors of the Company or a Subsidiary before a cash tender or exchange offer, merger or other business combination, sale of assets or contested election cease to constitute a majority of the Board of Directors of that entity or a successor thereto;

  •
  a merger or consolidation of the entity occurs in which the survivor is neither the Company nor a direct or indirect wholly owned subsidiary of the Company;

  •
  a sale, transfer or other disposition of all or substantially all (as defined) of the assets of the Company or Subsidiary; and, in addition, in the case of a Subsidiary, a disposition of 50% or more of such Subsidiary's outstanding voting securities; or

  •
  a spin-off, split-off, split-up or similar divisive reorganization affecting the Company and/or its Subsidiaries. "Subsidiary" means Maui Pineapple Company, Ltd. and Kapalua Land Company, Ltd.

        Pursuant to the Severance Agreement if a change-in-control occurs and within 24 months thereafter the executive's employment terminates involuntarily without "just cause" (as defined) or the executive voluntarily terminates employment for "good reason" (as defined).

        Severance payments include:

  •
  a lump sum cash payment of 2 times the executive's annual base salary in effect on the effective date of termination (or, if greater, in effect ninety days prior to the change-in-control);

  •
  a payout under the Company's annual incentive plan (if any), in accordance with the terms of such plan;

  •
  a continuation of all welfare benefits at normal employee cost for two full years from the effective date of termination;

  •
  special retirement benefits equal to the retirement benefit that the executive would have received under the Maui Land & Pineapple Company, Inc. Pension Plan for Non-Bargaining Unit Employees, the Supplemental Executive Retirement Plan and Executive Supplemental Insurance Plan/Executive Deferred Compensation Plan, or any successor plans or arrangements to such plans, had the executive's employment continued for 24 months following the executive's effective date of termination; and

  •
  standard outplacement services as selected by the executive for a period of up to 24 months from the effective date of termination.

        The Severance Agreement provides that if any portion of the severance payment or payment under any other agreement or plan of the Company would constitute an "excess parachute payment," then the payment to the executive will be reduced if such reduction results in an increase in the executive's net benefit. If it is ultimately determined pursuant to a final determination by the Internal Revenue Service that any portion of the severance payment is a "parachute payment" subject to excise tax, which was not contemplated to be a "parachute payment" at the time of payment, the executive will be entitled to a lump sum cash payment sufficient to place the executive in the same net after tax position that would have existed if such payment had not been subject to the excise tax.

Agreement with Gary L. Gifford

        Gary L. Gifford retired from the Company effective as of May 27, 2003, and he and the Company entered into an Employment Separation Agreement covering the terms and conditions regarding his separation. The Employment Separation Agreement supersedes any prior agreement between Mr. Gifford and the Company.

        In the agreement, the Company and Mr. Gifford agreed to general confidentiality, mutual release and indemnification provisions, and cooperation with regard to future litigation, if necessary. The agreement provides that annual pension payments to Mr. Gifford under the Maui Land & Pineapple Company, Inc. Pension Plan for Non-Bargaining Unit Employees and the Company's Supplemental Executive Retirement Plan would be increased to $152,000 per year (based on single-life annuity). The agreement also provides for a lump sum payment from the Executive Severance Plan of $708,000. The agreement requires that the Company provide all other employee benefit plans and policies provided to salaried employees generally. The agreement requires that the Company provide for health plan benefits pursuant to the Company's Non-Bargaining Unit Retiree Medical Benefit Plan for as long as the Company continues to offer such a plan.

Agreements with Donald A. Young

        Donald A. Young retired from the Company effective as of December 31, 2003, and he and the Company entered into an Employment Separation Agreement covering the terms and conditions regarding his separation. The Employment Separation Agreement supersedes any prior agreement between Mr. Young and the Company.

        In the agreement, the Company and Mr. Young agreed to general confidentiality, mutual release and indemnification provisions, and cooperation with regard to future litigation, if necessary. The agreement provides for $357,300 to be paid in 18 equal installments from the Executive Severance Plan through June 30, 2005. The agreement provides that annual pension payments to Mr. Young under the Maui Land & Pineapple Company, Inc. Pension Plan for Non-Bargaining Unit Employees and the Company's Supplemental Executive Retirement Plan would be increased to $71,276 per year (based on single-life annuity). . The agreement requires that the Company provide for health plan benefits pursuant to the Company's Non-Bargaining Unit Retiree Medical Benefit Plan for as long as the Company continues to offer such a plan.

        In connection with Mr. Young's retirement, he and the Company entered into an Independent Consulting Services Agreement. The agreement provides for Mr. Young to be available for up to

25 days to advise and/or consult with Company managers to enhance and maximize the development marketing and operations of Kapalua Land Company's resort operations, for a contract fee of $50,000. The agreement is effective from January 1, 2004 until its termination on April 15, 2004.

Agreements with Douglas R. Schenk

        Douglas R. Schenk's resigned from the Company effective as of December 31, 2003, and he and the Company entered into an Employment Separation Agreement, covering the terms and conditions relating to his separation. Execution of the Employment Separation Agreement supersedes any prior agreement between Mr. Schenk and the Company.

        In the agreement, the Company and Mr. Schenk agreed to general confidentiality, mutual release and indemnification provisions, and cooperation with regard to future litigation, if necessary. The agreement provides for $375,450 to be paid in 88 equal installments through May 2007. The agreement provides that annual pension payments to Mr. Schenk under the Maui Land & Pineapple Company, Inc. Pension Plan for Non-Bargaining Unit Employees and the Company's Supplemental Executive Retirement Plan would be increased to $82,162 per year (based on single-life annuity). The agreement requires that the Company provide for health plan benefits through May 31, 2007.

        In connection with Mr. Schenk's separation, he and the Company entered into an Independent Consulting Services Agreement. This three-year agreement provides for consulting and advisory services at $1,000 per day for up to 60 days in 2004 and up to 15 days per calendar quarter in 2005 and 2006.

Agreement with Paul J. Meyer

        Paul J. Meyer has announced that he will retire from the Company effective as of June 30, 2004, unless terminated sooner by the Company, and he and the Company have entered into an Employment Separation Agreement as of March 10, 2004 that covers the terms and conditions relating to his separation. Execution of the Employment Separation Agreement supersedes any prior agreement between Mr. Meyer and the Company.

        In the agreement, the Company and Mr. Meyer agreed to general confidentiality, mutual release and indemnification provisions, and cooperation with regard to future litigation, if necessary. The agreement provides that annual pension payments to Mr. Meyer under the Maui Land & Pineapple Company, Inc. Pension Plan for Non-Bargaining Unit Employees and the Company's Supplemental Executive Retirement Plan would be increased to $76,652 per year (based on single-life annuity). The agreement requires that the Company provide health plan benefits pursuant to the Company's Non-Bargaining Unit Retiree Medical Benefit Plan for as long as the Company continues to offer such a plan.

Report of Compensation Committee on Executive Compensation

        The Board of Directors has charged the Compensation Committee with the responsibility of administering the Company's executive compensation program. The Committee is assisted from time to time by independent management consultants who advise the Committee on compensation matters.

        The Committee's philosophy with regard to executive compensation is to attract, retain and reward the level of expertise needed to achieve the Company's business objectives. The Committee believes that compensation should emphasize performance-based variable pay plans rather than base salary. While base salary is an important part of the compensation program, the Committee would like the Company to manage base salaries with the objective of maintaining relatively low fixed cost levels as the Company shifts reward opportunity into variable pay plans.

        The Committee seeks to determine base salaries based on midpoint salary information provided by an independent management consultant with reevaluations as conditions warrant. In March 2003, the Committee approved increases averaging 3% in the base salary midpoints for the executive officers.

The Company's salary system seeks to establish salaries that are within 80% to 120% of the midpoint guidelines, based on experience, knowledge of the position and performance level. Midpoint information is derived from a group of U.S. industrial organizations that are similar in size, scope and complexity to the Company. This group is different from the S&P 600 Food Products referred to in the "Shareholder Return Performance Graph."

        In February 2003, a subcommittee of the Committee, consisting of Messrs. Trotter, Cameron and Moore, reviewed the performance of Gary L. Gifford as CEO in relation to the financial and non-financial objectives set early in 2002. As substantially all of the objectives for 2002 were not met, the Committee agreed that a base salary adjustment for 2003 was not warranted.

        In March 2003, the Committee reviewed with Mr. Gifford (as CEO) the individual performance of each of the other executive officers. The CEO recommended that no base salary adjustments be made for the other executive officers. The Committee concurred with the recommendation and also concluded that it should defer the implementation of any annual incentive for 2003 or long-term incentive plan cycle beginning in 2003, and such incentive plans did not get implemented in 2003.

        Effective May 27, 2003, Mr. Gifford retired from the Company. The Board of Directors approved the terms of his separation agreement.

        From May 2003 through October 15, 2003, Donald A. Young, Executive Vice President/Resort & Commercial Property (retired on December 31, 2003), served as Acting CEO of the Company with no additional compensation. The Board of Directors approved a cash bonus of $25,000 for Mr. Young for managing the transition from CEO Gifford to CEO David C. Cole, as of October 15, 2003.

        Effective October 15, 2003, Mr. Cole was hired as the Company's President & CEO. The compensation paid to Mr. Cole in 2003 was established in his employment agreement, and was arrived at through negotiations with Mr. Cole. Mr. Cole's compensation was set in an effort to provide him with a total compensation package acceptable to an executive of his caliber and experience, in light of the then-current financial circumstances facing the Company. As further described under "—Employment Agreement for David C. Cole," a significant portion of Mr. Cole's compensation consists of shares of restricted stock, which will vest only upon the achievement of agreed-upon performance measures, and stock options, which will vest over time provided that Mr. Cole remains with the Company, the value of which will be directly attributable to any increase in value of the Company's Common Stock over its exercise price. The Company believes that this equity compensation will serve to link Mr. Cole's interests to those of the Company's shareholders and provide him with an incentive for outstanding performance.

        In December 2003, the Company's shareholders approved the 2003 Stock and Incentive Compensation Plan. The Committee has full and exclusive discretionary power to interpret the terms and the intent of the plan and to determine eligibility for awards under the plan and to adopt such rules, regulations and guidelines for administering the plan, as the Committee may deem necessary or proper. Grants and awards under the plan will be made with the intention of aligning the interests of key employees with shareholders and to provide the participants with an incentive for outstanding performance. There were no grants or awards made under this plan in 2003 to the named executive officers.

        Compensation Committee:

    Fred E. Trotter (Chairman)
    Randolph G. Moore (Vice Chairman)
    Richard H. Cameron
    Claire C. Sanford

Shareholder Return Performance Graph

        Set forth below is a graph comparing the cumulative total shareholder return on Maui Land & Pineapple Company, Inc. common stock against the cumulative total return of the S&P Small Cap 600 Index and the S&P 600 Food Products.

*$100 invested on December 31, 1998 in common stock of Maui Land & Pineapple Company, Inc., S&P Small Cap 600 Index and S&P 600 Food Products.

Compensation Committee Interlocks and Insider Participation

        Committee member Richard H. Cameron was an executive officer of the Company until his resignation in October 1995.

        The Company currently leases approximately 1,600 acres of grazing land to Haleakala Ranch Company at an annual rent of $16,000. The lease expires on June 30, 2018. The Company currently leases approximately 365 acres of agricultural land from Haleakala Ranch Company at an annual rent of approximately $39,000, under lease agreements expiring in 2018. Directors Cameron, Trotter and Moore are directors of Haleakala Ranch Company. Director Cameron is an officer and major stockholder of Haleakala Ranch. Director Claire Sanford is a major stockholder of Haleakala Ranch.

        Except for the foregoing, no member of the Compensation Committee during fiscal year 2003 served as an officer, former officer or employee of the Company or any of its subsidiaries, or had a relationship discloseable under "Certain Transactions." Further, during fiscal year 2003, no executive officer of the Company served as a member of the Compensation Committee (or equivalent) of any other entity, one of whose executive officers served as one of the Company's directors or on its Compensation Committee; or as a director of any other entity, one of whose executive officers served on the Company's Compensation Committee.

INDEPENDENT PUBLIC ACCOUNTANTS

        The firm of Deloitte & Touche LLP, independent certified public accountants, has been the auditor of the Company for many years. The Audit Committee of the Board of Directors recommends that Deloitte & Touche LLP be elected as the auditor of the Company for fiscal year 2004 and thereafter until its successor is duly elected.

        A representative of Deloitte & Touche LLP will be present at the annual meeting of shareholders, will be given an opportunity to make a statement and will be available to respond to appropriate questions.

        Fees for services performed for the Company by Deloitte & Touche LLP for 2003 and 2002, as well as out-of-pocket costs incurred in connection with these services are as follows:

Audit Fees

        The aggregate audit fees billed for professional services rendered for the audit of the Company's annual financial statements for the fiscal years ended December 31, 2003 and 2002, and the reviews of the Company's financial statements included in its Quarterly Reports on Form 10-Q were $265,000 and $244,000, respectively.

Audit—Related Fees

        The aggregate fees billed for audit-related services for the fiscal years ended December 31, 2003 and 2002 were $94,000 and $46,000, respectively. These fees include amounts billed for professional services rendered for the audits of the Company's defined benefit and defined contribution pension plans; 2003 also includes fees billed for professional services in connection with an internal control review of the Company's newly implemented accounting system.

Tax Fees

        The aggregate fees billed for tax services for the fiscal years ended December 31, 2003 and 2002, were $41,000 and $14,000, respectively. These fees relate to professional services rendered for tax compliance, tax advice and tax planning. In 2003, fees for tax advice and planning services were approximately $29,000, and primarily related to the sale of foreign assets and related issues, the sale of a shopping center, and the adoption of a stock and incentive compensation plan.

All Other Fees

        The aggregate fees for services not included above were $239,000 and $654,000, respectively, for the fiscal years ended December 31, 2003 and 2002. These fees were for were for professional services for the design and implementation of a hardware and software system that aggregates source data underlying the Company's financial statements.

Audit Committee Policy—Approval of Fees

        Effective as of May 2003, it is the policy of the Audit Committee of the Board of Directors that all fees paid to the Company's independent public accountant must be approved in advance by the Committee. Prior to May 2003, substantially all audit, audit related fees and recurring tax compliance services were approved in advance by the Audit Committee on an annual basis. In 2003, $53,000 of audit-related fees related to an internal control review of the newly implemented accounting system and $29,000 of tax advice and planning service fees were not approved in advance by the Audit Committee, but such fees were subsequently ratified by the Committee.

OTHER MATTERS

        The Board knows of no other matters that may be brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters, and discretionary authority to do so is included in the proxy.

SOLICITATION OF PROXIES

        The entire cost of soliciting proxies will be borne by the Company. The Company may make arrangements with brokerage houses, banks and other custodians, nominees and fiduciaries to forward proxies and proxy material to the beneficial owners of the common stock of the Company and to request authority for the execution of proxies. In such cases, the Company may reimburse such brokerage houses, banks, custodians, nominees and fiduciaries for their expenses in connection therewith. Proxies may be solicited in person or by telephone, mail, facsimile or other electronic means by certain directors and officers of the Company without additional compensation for such services, or by its Transfer Agent, and the cost will be borne by the Company.

STOCKHOLDER PROPOSALS AND NOMINATIONS

        Proposals of stockholders intended to be presented pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act") must be received at the corporate offices of the Company on or before December 2, 2004 in order to be considered for inclusion in the Company's proxy statement and proxy card for the 2005 Annual Meeting.

        The Company's Bylaws contain additional requirements that must be satisfied for any proposal of stockholders made other than under Rule 14a-8 or any nomination by a stockholder of directors to be considered at an annual or special meeting. Compliance with these requirements will entitle the proposing shareholder only to present such proposals or nominations before the meeting, not to have the proposals or nominations included in the Company's proxy statement or proxy card. Such proposals or nominations may not be brought before an annual meeting by a stockholder unless the stockholder has given timely written notice in proper form of such proposal or nomination to the Chairman of the Board, the President or the Secretary of the Company. Such proposals or nominations may be made only by persons who are stockholders of record on the date on which such notice is given and on the record date for determination of stockholders entitled to vote at that meeting.

        Stockholder notices of any proposals or nominations intended to be considered at the 2005 Annual Meeting will be timely only if received at the Company's corporate offices no earlier than December 31, 2004 and no later than January 31, 2005. However, if the 2005 Annual Meeting is called for a date that is not within thirty days before or after May 3, 2005, any such notice will be timely only if it is received no later than the close of business on the tenth day following the date of the Company's first mailing of the notice of the 2005 Annual Meeting or the date of the Company's public disclosure of the date of the 2005 Annual Meeting, whichever is earlier.

        To be in proper written form, a stockholder's notice concerning a proposal to be presented at an annual meeting must set forth as to each matter the stockholder proposes to bring before the annual meeting:

  •
  a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

  •
  the name and record address of such stockholder;

  •
  the number of shares of stock of the Company owned by such stockholder beneficially and of record;

  •
  a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and

  •
  a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

        To be in proper written form, a notice concerning a nomination for election to the Board of Directors must set forth as to each person whom the stockholder proposes to nominate for election as a director:

  •
  the name, age, business address and residence address of the person;

  •
  the principal occupation or employment of the person;

  •
  the number of shares of stock of the Company owned by the person beneficially and of record; and

  •
  any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and as to the stockholder giving the notice:

  •
  the name and record address of such stockholder;

  •
  the number of shares of stock of the Company owned by such stockholder beneficially and of record;

  •
  a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;

  •
  a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and

  •
  any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

        In addition, no person will be eligible for election as a director if such election would cause the Company to have insufficient "independent directors" within the meaning of the listing standards of the American Stock Exchange.

        Any notice concerning proposals or nominations sought to be considered at an Annual Meeting should be addressed to the Company's Chairman, President or Secretary at 120 Kane Street, P.O. Box 187, Kahului, Hawaii 96733-6687. The full text of the bylaw provisions referred to above (which also set forth requirements and limitations as to stockholder proposals or nominations to be considered at any special meeting) may be obtained by contacting the Company's Secretary at the foregoing address, by telephone at 808-877-3351, facsimile 808-877-1614 or e-mail at investor.info@mlpmaui.com.

MULTIPLE SHAREHOLDERS SHARING THE SAME ADDRESS

        Owners of common stock in street name may receive a notice from their broker or bank stating that only one proxy statement will be delivered to multiple security holders sharing an address. This practice, known as "householding," is designed to reduce printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate proxy statement, he or she may contact the Company's Secretary at P.O. Box 187, Kahului, Hawaii 96733-6687 or by telephone at 808-877-3351 or e-mail at investor.info@mlpmaui.com.

PROXY INSTRUCTIONS

        A form of proxy for the Annual Meeting is enclosed. You are requested to sign and return your proxy promptly to make certain your shares will be voted at the meeting. As previously stated, you may revoke your proxy at any time before it is voted by delivering a written revocation or a signed proxy card bearing a later date to the Company's Secretary, provided that such revocation or proxy card is actually received by the Secretary before it is used. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy. If you attend the meeting, you may vote your shares in person if you so decide. For your convenience, a self-addressed envelope is enclosed; it requires no postage if mailed in the United States.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      /s/  ADELE H. SUMIDA

                      ADELE H. SUMIDA
                       Secretary

Kahului, Maui, Hawaii
March 29, 2004

APPENDIX A

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
MAUI LAND & PINEAPPLE COMPANY, INC. (the "Company")
CHARTER

I.
Purpose.

  The primary function of the Audit Committee (the "Committee") is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing:

  A.
  The Company's financial reports and other financial information provided to its shareholders or the public;

  B.
  The Company's system of internal control regarding finance, accounting, legal compliance and ethics established by the Company's management and Board; and

  C.
  The Company's auditing, accounting and financial reporting processes generally.

  Consistent with this function, the Committee should encourage continuous efficiency and improvement and should foster adherence to the Company's policies, procedures and practices at all levels. The Committee's primary duties and responsibilities are to:

  D.
  Ensure that the Company's outside auditors are independent;

  E.
  Appoint, compensate, retain and oversee the work of the Company's outside auditors and to ensure that the Company's outside auditors are accountable to the Committee and the Board;

  F.
  Monitor the Company's financial reporting process and internal controls system;

  G.
  Review and appraise the audit activities of the Company's outside auditors and internal audit department;

  H.
  Provide an open avenue of communication among the outside auditors, financial and senior management, the internal audit department and the Board;

  I.
  Establish and maintain procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for confidential or anonymous submission of complaints by employees;

  J.
  Review all material related party transactions for possible conflicts of interest.

  The Committee primarily will fulfill these responsibilities by carrying out the activities enumerated in section IV of this Charter.

II.
Composition.

  The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent of management and free from any relationship that in the opinion of the Board would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practice; at least one member of the Committee shall have accounting or related financial management expertise sufficient to meet the qualifications of "audit committee financial expert" as defined by the U.S. Securities and Exchange Commission. At least two members of the Committee shall be directors who are not related to the Company's officers and do not represent concentrated or family holdings of the Company's shares.

  The members of the Committee shall be appointed by the Board annually and shall serve until their successors are duly elected and qualified. The Board or Chairman of the Board shall appoint one member of the Committee as its chairperson.

  No member of the Committee shall accept any consulting, advisory or other compensatory fee from the Company or any subsidiary, other than in the member's capacity as a member of the Company's board of directors and any board committee.

III.
Meetings.

  The Committee will meet four times annually or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of internal audit department and the outside auditors in separate executive sessions to discuss any matters that the Committee or any of these groups believes should be discussed privately.

IV.
Responsibilities and Duties.

  To fulfill its responsibilities and duties, the Committee shall:

  A.
  Documents and Reports:

  1.
  Review and update this Charter at least annually as conditions dictate;

  2.
  Review the Company's annual financial statements and any reports or other financial information submitted to the public, including any certification report or opinion rendered by the Company's outside auditors;

  3.
  Review at least annually a comprehensive report by the Company's internal audit department;

  4.
  Review the Company's Forms 10-K, 10-Q and 8-K, if any, prior to their filing;

  5.
  Review the annual management letter prepared by the Company's outside auditors and management's response thereto.

  6.
  In addition, the Committee or its designee will discuss quarterly and annual results with financial management and outside auditors, preferably prior to issuance of the press release on earnings, but no later than the filing of Form 10-Q and Form 10-K, respectively.

  B.
  Outside Auditors:

  1.
  Approval of the outside auditors considering, among other parameters, independence, effectiveness, audit fees and other compensation. On an annual basis, the Committee should review and discuss with the outside auditors all significant relationships the outside auditors have with the Company to determine the outside auditors' independence, and should require a written summary of all such relationships;

  2.
  Review the performance of the outside auditors and approve any change of outside auditors when circumstances warrant;

  3.
  Periodically and at least annually, consult with the outside auditors in executive session about the Company's internal controls, the fullness and accuracy of its financial statements and the quality of its accounting policies and practices.

  C.
  Financial Reporting Processes:

  1.
  In consultation with the Company's management, outside auditors and internal auditors, review the soundness and accuracy of the Company's financial reporting processes, both internal and external;

  2.
  In consultation with the Company's management and outside auditors, recommend appropriate changes to the Company's auditing and/or accounting principles and practices.

  D.
  Process Improvement:

  1.
  Establish regular and separate systems of reporting to the Committee by each of management, the outside auditors and the internal auditors regarding significant judgments made in the preparation of financial statements;

  2.
  Following completion of the annual audit, review separately with each of management, the outside auditors and the internal audit department any significant difficulties encountered during the course of the audit, including any limitations on the scope of work or access to required information;

  3.
  Review any significant disagreement among management and the outside auditors or the internal audit department in connection with preparation of the financial statements;

  4.
  Review with the outside auditors, the internal audit department and management the extent to which changes or improvements in financial or accounting practices as recommended by the Committee have been implemented.

  E.
  Ethical and Legal Compliance:

  1.
  Establish, review and update periodically a Company code of ethical conduct and ensure that management has established a system to implement and enforce this code and establish, review and update periodically a Code of Ethics for members of the Board of Directors;

  2.
  Review management's monitoring of compliance with the Company's ethical code and ensure that management has a proper review system in place to ensure that the Company's financial statements, reports and other financial information disseminated to the public satisfy legal requirements;

  3.
  Review with the Company's legal counsel any legal matter that could have significant impact on the Company's financial statements;

  4.
  Perform any other activities consistent with this Charter, the Company's bylaws and governing law as the Committee or the Board deems necessary and appropriate;

  5.
  Retain independent counsel or other advisors as deemed necessary to carryout its duties.

APPENDIX B

NOMINATING COMMITTEE OF THE BOARD OF DIRECTORS
MAUI LAND & PINEAPPLE COMPANY, INC. (the "Company")
CHARTER

I.
Purpose

  The primary function of the Nominating Committee (the "Committee") is to assist the Board of Directors (the "Board") by:

  A.
  Identifying individuals qualified to become Board members and to recommend to the Board the director nominees for the next annual meeting of shareholders;

  B.
  Identifying and recommending candidates to fill vacancies occurring between annual shareholders meetings; and

  C.
  Recommending to the Board, on an annual basis, director nominees for each Board committee.

II.
Membership

  The Committee shall consist of no fewer than three members, each of whom shall be a director of the Company. Each member of the Committee shall be "independent" within the meaning of the listing standards of the American Stock Exchange and the Company's own independence requirements, and shall meet all other applicable legal requirements. Members shall be appointed and removed by the Board. A majority of the members of the Committee shall constitute a quorum.

III.
Operations

  The Committee shall meet at least once annually. Additional meetings may occur as the Committee or its chair deems advisable. The committee is authorized and empowered to adopt its own rules of procedure not inconsistent with (a) any provision of the Charter, (b) any provision of the Bylaws of the Company, or (c) the laws of the state of Hawaii.

IV.
Responsibilities

  The principal responsibilities of the Committee are as follows:

  A.
  Identify and evaluate the qualifications of individuals for consideration as director candidates, including those of directors eligible for reelection. In identifying director candidates, the Committee shall take into account all criteria it considers appropriate, which will include whether the potential nominee:

  •
  Has a familiarity with the Maui and Hawaii communities;

  •
  Possesses personal and professional integrity, sound judgment and forthrightness;

  •
  Has sufficient time and energy to devote to the Company's affairs;

  •
  Is willing to challenge and stimulate management and is able to work as part of a team in an environment of trust;

  •
  Has an open-minded approach to, and the resolve to independently analyze, matters presented for consideration;

  •
  Will add specific value to the Board by virtue of particular technical expertise, experience or skill relevant to the Company's business; and

    •
    Understands business and financial affairs and the complexities of a business organization. While a career in business is not essential, a nominee should have a proven record of competence and accomplishment through leadership in industry, non-profit organizations, the professions or government.

    In addition, it is the Company's policy that a majority of its directors shall be independent. The Committee's recommendations for nomination to the Board must take this policy into account. Consistent with the listing standards of the American Stock Exchange, for a director to be considered independent, the Board must determine that he or she has no material relationship with the Company that would interfere with the exercise of independent judgment. No director will be considered independent if he or she:

    •
    Is, or during the past three years was, an employee of the Company or any subsidiary of the Company or an immediate family member of an individual who is, or in the past three years has been, employed by the Company or any parent or subsidiary as an executive officer, other than service as an interim Chairman or CEO;

    •
    Has accepted, or has an immediate family member who has accepted, any payments from the Company or any subsidiary of the Company in excess of $60,000 during the current or any of the past three fiscal years, other than (i) compensation for board service, (ii) payments arising solely from investments in the Company's stock, (iii) compensation to an immediate family member who is a non-executive employee of the Company or of a subsidiary of the Company, (iv) compensation for prior service as an interim Chairman or CEO, (v) benefits under a tax-qualified retirement plan, (vi) non-discretionary compensation, or (vii) personal loans to executives permitted by the Exchange Act;

    •
    Is, or who has an immediate family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments (other than payments arising solely from investments in the Company's securities or payments under non-discretionary charitable contribution matching programs) that exceed the greater of 5% of the Company's gross revenues for that year or $200,000, in any of the most recent three fiscal years;

    •
    Is, or has an immediate family member who is, employed as an executive officer of another company at any time during the most recent three fiscal years at which any of the Company's officers serve on such other company's compensation committee; or

    •
    Is, or has an immediate family member who is, a current partner of the Company's outside auditor, or was a partner or employee of the Company's outside auditor who worked on the Company's audit engagement at any time during the past three fiscal years.

    For these purposes, an "immediate family member" includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home (other than domestic employees).

  B.
  Seek to identify, interview and recruit qualified candidates for Board membership.

  C.
  Review recommendations for Board membership received from shareholders and other qualified sources.

  D.
  Annually present to the Board a list of individuals recommended for nomination for election to the Board at the annual meeting of shareholders.

  E.
  From time to time when any Board vacancy occurs, recommend to the Board a candidate to fill the vacancy.

  F.
  Review the appropriateness of a director's continued service on the Board when he or she changes job responsibilities.

  G.
  Annually review the composition of each committee and present recommendations for committee memberships to the Board as needed.

V.
Authority

  The Committee shall have the resources and authority necessary to discharge its duties and responsibilities, including the sole authority to retain and terminate outside counsel, search firms or other outside experts or consultants, at the Company's expense, as deemed appropriate.

PROXY

MAUI LAND & PINEAPPLE COMPANY, INC.
120 KANE STREET, P. O. BOX 187
KAHULUI, MAUI, HAWAII 96733-6687

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING TO BE HELD MAY 3, 2004

        The undersigned hereby makes, constitutes and appoints DAVID C. COLE, PAUL J. MEYER and ADELE H. SUMIDA and each of them as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned to represent the undersigned at the Annual Meeting of Stockholders of Maui Land & Pineapple Company, Inc. (the "Company") to be held at 8:30 a.m. on Monday, May 3, 2004, in the Corporate Office courtyard, 120 Kane Street, Kahului, Hawaii, and any postponements or adjournments thereof, and to vote all shares of the stock of the Company standing in the name of the undersigned with all the powers the undersigned would possess if personally present at such meeting. This Proxy may be revoked by the undersigned at any time. The undersigned directs that this Proxy be voted as follows:

1.
To elect the nominees listed below to serve for the term specified or until their successors have been elected and qualified:

  Class Two Directors - three-year term:

  THOMAS M. GOTTLIEB        DAVID A. HEENAN        KENT T. LUCIEN

  Class Three Director — one-year term:

  DUNCAN MACNAUGHTON

                    FOR                                   WITHHOLD AUTHORITY FOR ALL

  INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

2.
To elect the firm of Deloitte & Touche LLP as the Auditor of the Company for the fiscal year 2004 and thereafter until its successor is duly elected.

                    FOR                       AGAINST                      ABSTAIN

        THIS PROXY WILL BE VOTED AS DIRECTED. IF THE PROXY IS PROPERLY SIGNED AND RETURNED AND NO DIRECTIONS ARE GIVEN, THE VOTE WILL BE IN FAVOR OF ALL PROPOSALS ABOVE. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

        The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and accompanying Proxy Statement.

Date:________________, 2004
Please sign EXACTLY as name(s) appears at left:

If the proxy is signed by an attorney-in-fact, executor, administrator, trustee or guardian, give full title. PLEASE DATE, SIGN AND RETURN PROMPTLY.

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PROXY STATEMENT
VOTING SECURITIES AND RIGHT TO VOTE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
BOARD OF DIRECTORS
EXECUTIVE COMPENSATION
INDEPENDENT PUBLIC ACCOUNTANTS
OTHER MATTERS
SOLICITATION OF PROXIES
STOCKHOLDER PROPOSALS AND NOMINATIONS
MULTIPLE SHAREHOLDERS SHARING THE SAME ADDRESS
PROXY INSTRUCTIONS
APPENDIX A AUDIT COMMITTEE OF THE BOARD OF DIRECTORS MAUI LAND & PINEAPPLE COMPANY, INC. (the "Company") CHARTER
APPENDIX B NOMINATING COMMITTEE OF THE BOARD OF DIRECTORS MAUI LAND & PINEAPPLE COMPANY, INC. (the "Company") CHARTER
PROXY